UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2015

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 11, 2015, the following disclosure was filed by Liberty Broadband Corporation (the “Company” or “Liberty Broadband”) as a supplement (the “Supplement”) to the definitive proxy statement filed by Liberty Broadband with the Securities and Exchange Commission (the “SEC”) on August 11, 2015 (the “Proxy Statement”) in connection with the solicitation of proxies by the Company’s board of directors for the Special Meeting of Stockholders to be held on September 23, 2015 and any adjournment or postponement thereof (the “Special Meeting”). This supplemental information should be read together with the Proxy Statement, which should be read in its entirety.  Capitalized terms used in this Current Report on Form 8-K and not otherwise defined herein have the meanings given to them in the Proxy Statement.

On August 21, 2015, a putative class action, entitled Cohen v. Malone, et al., was filed against the Company and each of its directors in the Delaware Court of Chancery alleging breaches of fiduciary duty in connection with the disclosures made in the Proxy Statement regarding the share issuance proposal.  The Company believes that this lawsuit is without merit and that no further disclosure is required to supplement the Proxy Statement under applicable laws.  The plaintiff also filed a motion for a preliminary injunction seeking to enjoin the vote on the share issuance proposal until defendants made supplemental disclosures.  To eliminate the burden, expense and uncertainties resulting from the preliminary injunction motion and without admitting any wrongdoing or that these supplemental disclosures are material or required to be made, on September 11, 2015, the Company agreed to supplement the disclosures in the Proxy Statement as set forth below.  Consequently, the plaintiff agreed to withdraw her motion for preliminary injunction.

Supplemental Disclosure Concerning the Share Issuance Proposal

The share issuance proposal seeks stockholder approval of the issuance of Series C Shares to the Investors pursuant to the terms of the Investment Agreements and the Assignment. The Company is supplementing its disclosure with respect to the share issuance proposal with additional information regarding the background of the share issuance, the negotiations of the Investors’ investment in the Series C Shares and the terms of a new series of non-convertible preferred stock of Liberty Broadband that may be issued if the stockholders do not approve the share issuance proposal.

On May 16, 2015, Charter and the Company began discussing the potential terms on which the Company would be interested in making an additional investment in Charter shares to partially finance the cash portion of the consideration that would be payable to TWC stockholders in connection with a Charter/TWC Transaction, which management had begun contemplating in late April 2015.  To fund this investment, the Company considered various financing sources, including debt and equity issuances.  LIC expressed an interest in acquiring up to $2.5 billion of equity of the Company, on mutually acceptable terms, to fund a portion of its additional Charter investment.

Given the funding certainty sought by Charter in connection with this investment and the tight timeframe for signing, the Company determined to focus on obtaining equity, rather than debt, commitments for the remaining portion of its approximate $4.4 billion investment.  Accordingly, the Company entered into confidential discussions with a number of potential third party investors, including Coatue, JANA Funds and Quantum Partners, to supplement the equity investment that LIC was interested in making.  Beginning May 17, 2015, Baker Botts L.L.P. began circulating draft term sheets to potential investors in Liberty Broadband.

On May 18, 2015 and May 21, 2015, the Company’s board of directors met to discuss the Charter/TWC transaction and the financing sources for the Company’s additional investment in Charter shares, including the proposed purchase of equity in the Company by LIC and other investors.  The Company’s board of directors determined to offer shares of the Company’s Series C common stock to all of the investors and relied on a valuation analysis prepared by the Company’s internal treasury and corporate development teams to establish a purchase price of $56.23 per Series C Share.  The Company and LIC share certain members of senior management, including Mr. Maffei.  The valuation was based upon the fair value of the Company’s net assets (primarily comprised of the Company’s equity interests in Charter) on a sum-of-the parts basis determined at the time of the negotiations with the potential investors (the “SOP Valuation”).  The Company’s net asset value of approximately $5.84 billion was determined by subtracting the Company’s net debt from its enterprise value, where (i) the Company’s net debt of approximately ($0.26 billion) is equal to the sum of the Company’s existing debt obligations, net of any cash balances, and (ii) the Company’s enterprise value of approximately $5.58 billion is equal to the sum of (x) the Company’s equity interest in Time Warner Cable, (y) the Company’s equity interest in Charter and (z) the net asset value of TruePosition, the Company’s wholly owned subsidiary, in each case as of May 21, 2015.  The Company’s net asset value was then divided by the Company’s shares outstanding (on a fully diluted basis) as of May 21, 2015 to obtain the $56.23 per Series C Share purchase price, resulting in a 6.9% premium over the May 21, 2015 closing price of the Company’s Series C stock of $52.62 per share.

Each of the potential investors (other than LIC) was represented by separate counsel.  Baker Botts, which regularly advises Liberty Broadband and LIC on a variety of matters, was the primary external legal counsel for both LIC and Liberty Broadband in connection with the share issuance.  Mr. Malone and Mr. Maffei, who are directors of the Company, are also both directors of Charter and LIC and participated in Liberty Broadband’s decision to offer shares of the Company’s Series C common stock to LIC in order to fund the Company’s additional investment in Charter.

LIC, Coatue and the JANA Funds all tentatively agreed to invest in the Series C Shares at the SOP Valuation, and the parties proceeded to negotiate the remaining terms of the investment.  In this regard, Coatue and JANA Funds, two sophisticated investors, took the lead in negotiating the terms of the Investment Agreement to which Coatue, JANA Funds and LIC would become parties, while Quantum Partners engaged in separate negotiations.  In addition, the “most-favored-nations” provisions in the Investment Agreements was included to ensure equal treatment in all material respects of the arrangements among all Investors.  Prior to the announcement of the transaction on May 26, 2015, but following the execution of the original investment agreements, another investor sought to invest in the Series C Shares, and LIC agreed to reduce its investment by $100 million to accommodate this third party investor (Soroban).  On May 25, 2015, the Company’s board of directors met to discuss Soroban’s potential investment and the reduction in LIC’s investment to accommodate Soroban, which the Company’s board of directors approved.  The Company’s board of directors also delegated authority to Mr. Maffei (as a single member committee of the board) to determine certain aspects of the reduction in LIC’s investment and the assignment to Soroban.  On May 25, 2015, the Assignment was executed concurrent with the Investment Agreement to which Soroban is a party.

Pursuant to the most-favored-nations provisions in the separate Investment Agreements (one to which Coatue, JANA Funds and LIC were parties and another to which only Quantum Partners was a party), all of the Investment Agreements were amended and restated on May 28, 2015 (May 29, 2015 with respect to the Investment Agreement with Quantum Partners), to conform the terms and provisions on which each Investor would invest in the Series C Shares.  On July 28, 2015, the Company’s board of directors ratified the final terms of the Company’s additional investment in Charter shares, and each of the Company’s and LIC’s board of directors separately ratified the final terms of the Investment Agreements and the Assignment.

As referenced above, at the time the Investment Agreements were executed, the Company had considered funding a portion of its $4.4 billion investment in Charter with debt financing, and the Company negotiated for itself a commitment reduction election with the Investors whereby all of the Investors’ commitments could be reduced, pro rata, by up to 25% of their initial commitment amount if the Company determined to obtain debt or other non-equity-related financing prior to closing that the Company’s board of directors determined in its reasonable judgment to be, after giving effect to the commitment reduction election, a superior alternative to the full equity investments contemplated by the Investment Agreements.  At the date of the Supplement, the Company is considering whether to exercise its right to obtain debt financing and reduce the aggregate equity investment by the Investors.

As stated in the Proxy Statement, if the Company does not receive the requisite stockholder approval for the issuance of the Series C Shares, the Investment Agreements provide that the Investors, on a pro rata basis, will instead (subject to the satisfaction of each of the other closing conditions set forth in the Investment Agreements) acquire Series C Shares representing not more than 19.9% of the Company’s outstanding common stock and shares of a new series of non-convertible preferred stock of Liberty Broadband.  A summary of the material terms of the non-convertible preferred stock is set forth below:

Issuer	Liberty Broadband Corporation (the “Issuer”).

Securities to be Purchased	Shares of Series A Non-Convertible Redeemable Senior Preferred Stock (the “Preferred Shares”) of the Issuer.

Issue Price	$56.23 per share (the “Face Amount”)

Ranking	Senior to all other classes and series of capital stock of the Issuer, including with respect to any liquidation, redemption, repurchase, dividends and/or distribution.

Liquidation Preference

Upon any liquidation, dissolution or winding up of the Issuer (a “Liquidation Event”), Preferred Holders (as defined below) shall be entitled to receive from assets available for distribution to stockholders, before any payment or distribution to holders of any shares of capital stock ranking junior to the Preferred Shares (“Junior Stock”), an amount in cash or property at its fair market value, per share, equal to the Liquidation Price of a Preferred Share as of the date of payment or distribution. The “Liquidation Price” of any Preferred Share as of any date will be an amount of cash equal to the greater of (a) the sum of (i) the amount in cash or property to be received with respect to one share of Series C Common Stock par value $0.01 per share, of the Issuer (“Series C Common Stock”) in such Liquidation Event, plus (ii) $.01 (the “Additional Liquidation Amount”), and (b) an amount of cash or property that results in an internal rate of return (including any interim dividends or distributions paid to the holders of Preferred Shares (“Preferred Holders”) (other than dividends payable solely in shares of Series C Common Stock resulting in an adjustment as set forth in “Antidilution Adjustments” below)) on the Face Amount to the date of payment equal to 15%.

Participating Dividend

Subject to the following paragraph, the Preferred Holders will share ratably on a share-for-share basis with the holders of Series C Common Stock in any and all dividends and distributions declared and paid on shares of Series C Common Stock other than dividends payable solely in shares of Series C Common Stock. Dividends payable solely in shares of Series C Common Stock will result in an adjustment as set forth in “Antidilution Adjustments” below.

If the Issuer determines in good faith that payment of a dividend or distribution pursuant to the preceding paragraph to a Preferred Holder would be contrary to any legal or regulatory requirement or rule of a securities exchange on which the Issuer’s capital stock is traded, the Issuer will, in lieu of such dividend or distribution, either distribute cash or other property to the Preferred Holder having value that is reasonably equivalent to the dividend or distribution that is prohibited to be paid.

Optional Redemption

The Preferred Shares may not be redeemed prior to the 5th anniversary of the date the Preferred Shares are first issued (the “Issue Date”). On and after such 5th anniversary, the Issuer may redeem all, but not less than all, of the outstanding Preferred Shares for an amount of cash and/or marketable securities equal to the greater of (a) the 10-day volume weighted average price of one share of Series C Common Stock ending the second day prior to such redemption plus the Additional Liquidation Amount and (b) an amount that results in an internal rate of return (including any interim dividends or distributions paid to the Preferred Holders (other than dividends payable solely in shares of Series C Common Stock resulting in an adjustment as set forth in “Antidilution Adjustments” below)) on the Face Amount to the date of payment equal to 15% (the “Redemption Price”).

Mandatory Redemption

The Issuer will redeem all then-outstanding Preferred Shares immediately prior to any merger or business combination in which the Issuer is acquired by a third party at the Redemption Price, payable in cash.

Redemption of Preferred Shares at the Option of the Holder

Each Preferred Holder will have the right to require the Issuer to redeem all or a portion of the Preferred Shares held by such holder starting on the first anniversary of the Issue Date at the Redemption Price, payable in cash.

Antidilution Adjustments

Each share of Preferred Stock, the Face Value and the Additional Liquidation Amount will be adjusted appropriately to reflect any stock split (whether or not by way of a dividend of additional shares of Series C Stock), reverse stock split or similar event affecting the Series C Common Stock, on an equivalent share-for-share basis.

Voting Rights	None, except as required by the General Corporation Law of the State of Delaware.

Additional Information and Where to Find It

This supplemental disclosure may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for the Special Meeting to be held on September 23, 2015. The Company has filed with the SEC and made available to the holders of its common stock as of August 6, 2015 the Proxy Statement containing important information relating to the share issuance proposal. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS AMENDED AND SUPPLEMENTED BY THE SUPPLEMENT, CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION RELATING TO THE PROPOSAL.

Investors may obtain the proxy statement and other relevant materials free of charge at the SEC’s website (http://www.sec.gov). In addition, documents filed with the SEC by the Company, including the proxy statement, are available free of charge from the Company at the Company’s website (http://www.libertybroadband.com), or the website hosted by Computershare at www.envisionreports.com/LBC.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders with respect to the proposals to be considered at the Special Meeting. Information regarding the names, affiliations, and direct or indirect interests (by security holdings or otherwise) of these individuals is set forth in the Proxy Statement and the other relevant documents filed with the SEC. Stockholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 12, 2015 and in its definitive proxy statement for the 2015 annual meeting filed with the SEC on April 22, 2015. Additional information regarding the interests of these individuals in the proposals and their ownership of the Company’s common stock is also included in the definitive proxy statement for the Special Meeting filed with the SEC on August 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2015

LIBERTY BROADBAND CORPORATION

	By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President